SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 24, 1999

                             NABORS INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                  1-9245                      930711613
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)

    515 West Greens Road, Suite 1200
             Houston, Texas                                             77067
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (281) 874-0035

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          (a) On November 24, 1999, Nabors Industries, Inc. (the "Registrant") completed the acquisition of Pool Energy Services Co., a Texas corporation (the "Company"). The acquisition was consummated through a merger (the "Merger") of Starry Acquisition Corp. ("Purchaser"), a Texas corporation and a wholly-owned subsidiary of the Registrant, with and into the Company, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 10, 1999, as amended, by and among the Registrant, Purchaser and the Company. The Merger Agreement and the Merger were approved by the shareholders of the Company at a special meeting of shareholders held on September 28, 1999. The Merger has been accounted for using the purchase method. On November 24, 1999, the Registrant issued a press release announcing consummation of the Merger.

          Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the "Effective Time"), each outstanding share of common stock, without par value, of the Company ("Company Common Stock"), other than shares held in the treasury of the Company and shares owned by the Registrant or any of its subsidiaries, was converted into the right to receive 1.025 shares of common stock, par value $.10 per share, of the Registrant ("Registrant Common Stock"). The conversion ratio was determined through arm's length negotiations. At the effective time of the Merger, the former shareholders of the Company received approximately 19,657,212 shares of Registrant Common Stock in the aggregate. As a result of the Merger, the Registrant owns approximately 90% of the voting securities of the Company and Nabors Alaska Drilling, Inc., an Alaska corporation and a wholly-owned subsidiary of the Registrant, owns the remaining 10% of the voting securities of the Company.

          Pursuant to the Merger Agreement, at the Effective Time options to purchase 233,762 shares of Company Common Stock were exchanged for options to purchase 239,623 shares of Registrant Common Stock and options to purchase 1,027,473 shares of Company Common Stock will be exchanged for approximately $16.5 million in cash in the aggregate. In each case, all options to purchase Company Common Stock were cancelled and ceased to be outstanding.

          In accordance with the terms of the Merger Agreement, among other things, at the Effective Time, the Board of Directors of the Registrant was expanded to add one additional member, James L. Payne, Chief Executive Officer of Santa Fe Snyder Corporation.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus dated August 9, 1999, forming part of the Registration Statement on Form S-4 (Registration No. 333-84781) of the Registrant.

          (b) The Registrant does not presently intend to change substantially the business of the Company. Reference is made to the information contained in the Proxy Statement/Prospectus under the caption "Summary - The Companies - Pool Energy Services Co.", which information is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

          (a)  Financial Statements of Business Acquired.

               As permitted by Item 7(a)(4) of Form 8-K, the Registrant intends to file the required financial statements of the Company by amendment to this Current Report on Form 8-K not later than 60 days after the date this report is required to be filed.

          (b)  Pro Forma Financial Information.

               As permitted by Item 7(b)(2) of Form 8-K, the Registrant intends to file the required pro forma financial information by amendment to this Current Report on Form 8-K not later than 60 days after the date this report is required to be filed.

          (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of January 10, 1999, as amended and restated as of August 6, 1999, by and among the Registrant, Purchaser and the Company (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus dated
               August 9, 1999, forming part of the Registration Statement on Form S-4 (Registration No. 333-84781) of the Registrant).

          2.2  Second Amendment to Merger Agreement, dated November 24, 1999.


          99.1 Press Release dated November 24, 1999, issued by the Registrant.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NABORS INDUSTRIES, INC.


Date:     November 24, 1999           By:  /s/  Anthony G. Petrello
                                           -------------------------------------
                                           Anthony G. Petrello
                                           President and Chief Operating Officer

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of January 10, 1999, as amended and restated as of August 6, 1999, by and among the Registrant, Purchaser and the Company (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus dated August 9, 1999, forming part of the Registration Statement on Form S-4 (Registration No. 333-84781) of the Registrant).

2.2       Second Amendment to Merger Agreement, dated November 24, 1999.

99.1      Press Release dated November 24, 1999, issued by the Registrant.